UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

COLORADO	333-203560	84-0464189
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 W. 116th Avenue
Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 452-6111

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.Termination of a Material Definitive Agreement.

On June 21, 2016, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) and Kit Carson Electric Cooperative, Inc. (“KCEC”) entered into a Membership Withdrawal Agreement (“Withdrawal Agreement”).  The Withdrawal Agreement, which is subject to KCEC’s receipt of certain approvals, provides for the termination of the Wholesale Electric Service Contract, dated November 1, 2001, between Tri-State and KCEC and the withdrawal of KCEC from membership in Tri-State effective as of the closing date.  Under the Withdrawal Agreement, KCEC agreed to make a net cash payment of $37.0 million to Tri-State prior to the closing date.  We anticipate that the closing date will be on or about June 30, 2016.

This Current Report on Form 8-K contains forward-looking statements concerning the timing of the closing of the Withdrawal Agreement, which will depend on a number of factors.  There can be no assurance that the closing will be completed on the terms outlined herein or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: June 27, 2016	By:	/s/ Patrick L. Bridges
Patrick L. Bridges
Senior Vice President/Chief Financial Officer